Exhibit 99.1

Social Reality Beats Guidance to Achieve Record Revenue and Net Income Profitability for Q2 2015

Company Provides Full Year 2015 Guidance of $30M Revenue, a 485% increase over 2014

Q2 Adjusted EBITDA of $1.8M

Net Income of $416k

Press Release: Social Reality, Inc. –

Los Angeles, CA (Marketwired – August 13, 2015)—Social Reality, Inc. (OTCQB: SCRI), an Internet advertising and platform technology company that provides tools to automate the digital advertising market, today announced second quarter 2015 financial results. Revenue for the quarter ended June 30, 2015 was $10,761,573, an increase of 3,786% over the second quarter of 2014, and a 168% increase over the first quarter of 2015.

“We are excited by the rapid growth that we are experiencing.  This growth validates the synergies of the investments we made at the end of 2014.  We are also very proud of the team for achieving net income profitability in the second quarter, as this has been a long-term goal for the company and adds us to a short list of profitable advertising technology companies,” said Christopher Miglino, Social Reality's CEO and Chairman. “We continue to see demand in our platform, thus we are providing full-year 2015 revenue guidance of $30M, a 486% increase over 2014,” added Miglino.

Second Quarter 2015 Highlights

•

Revenue of $10,761,573 represents a 168% increase over the first quarter of 2015

•

Fourth consecutive quarter-over-quarter increase in revenue

•

$1.8M in adjusted EBITDA

•

Net income of $416k

•

FY 2015 revenue guidance of $30M

Three- and six-month financial results for the period ended June 30, 2015

Revenue for the three months ended June 30, 2015, totaled $10,761,573 compared to $276,934 reported for the three months ended June 30, 2014. Revenue of $14,782,857 was reported for the first half of 2015, compared to $830,611 in the first half of 2014. Gross profit increased to $5,603,130 for the three months ended June 30, 2015, compared to $72,629 for the same period of 2014. Gross profit increased to $7,381,939 for the six months ended June 30, 2015, compared to $253,691 for the same period of 2014.

The company reported net income of $415,591 for the three months ended June 30, 2015, compared to a net loss of ($880,112) for the corresponding period of 2014.  The company reported a net loss of ($1,638,870) for the six months ended June 30, 2015, compared to a net loss of ($1,567,922) for the corresponding period of 2014.  For the quarter ended June 30, 2015, net income was $0.01 per diluted share, compared to a net loss of ($0.04) per share for the three months ended June 30, 2014. Adjusted EBITDA was $1,804,000 for the quarter ended June 30, 2015, compared to ($625,000) in the same period of 2014. For the first half of 2015, the net loss was ($0.06) per share, compared to a net loss of ($0.08) per share for the same period of 2014, and adjusted EBITDA was $1,094,000 for the first half of 2015, compared to ($1,076,000) in the same period of 2014.  As shown in the following table, Reconciliation of Adjusted EBITDA to GAAP, the differences between net income and adjusted EBITDA are primarily composed of non-cash stock-based compensation, amortization, accretion, and interest expenses.

Balance Sheet as of June 30, 2015

Cash and cash equivalents totaled $1,515,726 on June 30, 2015. Current assets and total assets were $10,784,710 and $32,101,129, respectively, while current liabilities and total liabilities were $17,045,848 and $27,533,988, respectively. As of June 30, 2015, the company had stockholders' equity of $4,567,141, a 15% sequential increase over $3,963,032 at March 31, 2015.

About Social Reality, Inc.

Social Reality, Inc. is an Internet advertising company that provides tools to automate the digital advertising market. The company has built technologies and leveraged partner technologies that service social media and the Real Time Bidding (RTB) markets. For more information, please visit www.socialreality.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based upon current expectations and involve certain risks.  These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation:  our ability to grow our revenues and manage our gross margins; our history of losses; our limited operating history; the terms of our financing agreement with Victory Park Management, LLC as agent for the lenders; the impact of our debt obligations on our liquidity and financial conditions; the impact of the earn out payments to Mr. Steel; our possible need for additional financing; risks associated with loss of access to the Facebook platform; risks associated with loss of access to RTB inventory buyers; the continued appeal of digital advertising; our dependence on our publishers; risks related to possible future acquisitions; the limited market for our Class A common stock; and the impact of penny stock rules on the trading in our Class A common stock, among others, all as set forth in our Annual Report on Form 10-K for the year ended December 31, 2014 as filed with the Securities and Exchange Commission, and our other filings with the SEC. Except for our ongoing obligations to disclose material information under the Federal securities laws, Social Reality undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. These forward-looking statements speak only as of the date of this report, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

SOCIAL REALITY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

THREE AND SIX MONTH PERIODS ENDED JUNE 30, 2015 AND 2014

(Unaudited)

	Three Months ended June 30,		Six Months ended June 30,
	2015	2014	2015	2014

Revenues	$10,761,573	$276,934	$14,782,857	$830,611
Cost of revenue	5,158,443	204,305	7,400,918	576,920

Gross profit	5,603,130	72,629	7,381,939	253,691

Operating expense	4,252,752	953,202	7,162,752	1,822,607

Income (loss) from operations	1,350,378	(880,573)	219,187	(1,568,916)

Interest income (expense)	(934,787)	461	(1,858,057)	994

Income (loss) before provision for income taxes	415,591	(880,112)	(1,638,870)	(1,567,922)

Provision for income taxes	—	—	—	—

Net income (loss)	$415,591	$(880,112)	$(1,638,870)	$(1,567,922)

Net income (loss) per share, basic	$0.02	$(0.04)	$(0.06)	$(0.08)
Net income (loss) per share, diluted	$0.01	$(0.04)	$(0.06)	$(0.08)

Weighted average shares outstanding, basic	26,911,285	20,515,259	26,879,029	20,390,170
Weighted average shares outstanding, diluted	29,520,556	20,515,259	26,879,029	20,390,170

SOCIAL REALITY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30,	December 31,
	2015	2014
	(Unaudited)
Assets

Current assets:
Cash and cash equivalents	$1,515,726	$1,843,393
Accounts receivable, net of allowance for doubtful accounts of $103,533 and $52,338	9,124,275	3,874,620
Prepaid expenses	142,259	222,532
Other current assets	2,450	7,352
Total current assets	10,784,710	5,947,897

Property and equipment, net of accumulated depreciation of $34,460 and $25,013	18,155	27,602

Goodwill/ and other intangibles	18,318,911	18,318,911
Deferred debt issue costs	2,279,366	2,907,736
Prepaid stock based compensation	690,793	1,008,019
Other assets	9,194	4,804

Total assets	$32,101,129	$28,214,969

Liabilities and stockholders' equity

Current liabilities:
Accounts payable and accrued expenses	$7,810,331	$2,882,120
Note payable - related party	2,500,000	2,500,000
Notes payable, current portion	1,541,000	1,350,000
Unearned revenue	22,640	25,295
Contingent consideration payable to related party - current portion	3,827,339	3,586,722
Put liability	1,344,538	—
Total current liabilities	17,045,848	10,344,137

Notes payable	7,131,728	7,713,014
Contingent consideration payable to related party - long term	3,356,412	3,145,401
Put liability	—	1,260,010

Total liabilities	27,533,988	22,462,562

Stockholders' equity:
Preferred stock, authorized 50,000,000 shares, $0.001 par value,
Undesignated, 49,800,000 shares, no shares issued and outstanding
Series 1 Preferred stock, authorized 200,000 shares, 86,000 shares issued and outstanding, respectively	86	86
Class A common stock, authorized 250,000,000 shares, $0.001 par value, 29,544,943 and 29,416,612 shares issued, respectively, and 27,158,080 and 27,029,749 shares outstanding, respectively	27,158	27,030
Class B common stock, authorized 9,000,000 shares, $0.001 par value, no shares issued and outstanding	—	—
Additional paid in capital	13,596,629	13,143,153
Accumulated deficit	(9,056,732)	(7,417,862)
Total stockholders' equity	4,567,141	5,752,407

Total liabilities and stockholders' equity	$32,101,129	$28,214,969

SOCIAL REALITY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

SIX MONTH PERIODS ENDED JUNE 30, 2015 AND 2014

(Unaudited)

	Six Month Periods Ended June 30,
	2015	2014
Cash flows from operating activities:
Net loss	$(1,638,870)	$(1,567,922)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
Amortization of stock based prepaid fees	317,226	336,834
Stock based compensation	446,683	147,909
Amortization of debt issue costs	628,370	—
PIK interest expense accrued to principal	176,966	—
Accretion of contingent consideration	451,628	—
Accretion of put liability	84,528	—
Depreciation	9,447	6,522
Bad debt expense	51,195	—
Changes in operating assets and liabilities:
Accounts receivable	(5,300,850)	167,424
Prepaid expenses	80,273	(8,645)
Other current assets	4,902	(2,000)
Other assets	(4,390)	(804)
Accounts payable and accrued expenses	4,928,211	(503,965)
Unearned revenue	(2,655)	—

Cash provided (used) by operating activities	232,664	(1,424,647)

Cash flows from investing activities:
Purchase of equipment	—	(6,856)

Cash used by investing activities	—	(6,856)

Cash flows from financing activities:
Sale of common stock	—	1,273,161
Cost of common stock sale	—	(16,291)
Proceeds from warrant offering	6,921	—
Repayments of note payable	(567,252)	—

Cash (used) provided by financing activities	(560,331)	1,256,870

Net decrease in cash	(327,667)	(174,633)
Cash, beginning of period	1,843,393	1,715,264
Cash, end of period	$1,515,726	$1,540,631

Supplemental Schedule of Cash Flow Information:
Cash paid for interest	$462,887	$—
Cash paid for taxes	$—	$—

Use of Non-GAAP Measure - Adjusted EBITDA

Social Reality's management evaluates and makes operating decisions using various financial metrics. In addition to the company's GAAP results, management also considers the non-GAAP measure of Adjusted EBITDA. Adjusted EBITDA is defined as net income before income taxes, depreciation and amortization expenses, plus stock-based compensation and interest expense. Management believes that this non-GAAP measure provides useful information about Social Reality's operating results. The tables below provide a reconciliation of this non-GAAP financial measure with the most directly comparable GAAP financial measure. This non-GAAP measure should be considered a supplement to, and not a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Reconciliation of Adjusted EBITDA to GAAP

	Three Months Ended June 30,		Six Months Ended June 30,
(unaudited, in thousands)	2015	2014	2015	2014
Net income (loss)	$416	$(880)	$(1,639)	$(1,568)
plus:
Equity based compensation	448	251	865	485
Adjusted net income (loss)	$864	$(629)	$(774)	$(1,083)
Interest expense	935	—	1,858	—
Depreciation of property, plant and equipment	5	4	10	7
Adjusted EBITDA	$1,804	$(625)	$1,094	$(1,076)

Contact:

Robert Haag

Managing Director

IRTH Communications

SCRI@irthcommunications.com

1-866-976-4784